UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 5, 2006 (August 9, 2006)

__________________

THE HARTCOURT COMPANIES, INC.
(Exact name of registrant as specified in its charter)

UTAH	001-12671	87-0400541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

306 Yong Teng Plaza, 1065 Wuzhong Road, Shanghai, China 201103
(Address of principal executive offices, including zip code)

(86 21) 5152 1577
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 9, 2006, the Company filed the 10KSB/A for the year ended Dec 31, 2003. Subsequent to the change of financials for the year ended Dec 31, 2003, the previously filed financials statements for the year ended Dec 31, 2004 and transitional period ended May 31, 2005 should no longer be relied upon. As such, the Company’s independent accountant restated the financial statements and independent auditor report for the year ended Dec 31, 2004 and transitional period May 31, 2005.

The restated financial statements and independent audit report for the year ended Dec 31, 2004 is furnished herewith.

Item 9.01.  Financial Statements and Exhibits.

Report on the Financial Statements

Of

The Hartcourt Companies, Inc.
And Subsidiaries

The Hartcourt Companies, Inc.
And Subsidiaries

Audited Consolidated Financial Statements

For the Years Ended December 31, 2004 and 2003

Contents	Pages

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1

Consolidated Balance Sheet - Restated	2-4

Consolidated Statements of Operations - Restated	4-5

Consolidated Statement of Changes in Stockholders’ Equity - Restated	6-7

Consolidated Statements of Cash Flows - Restated	8-9

Notes to Financial Statements	10-37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
The Hartcourt Companies, Inc.

We have audited the accompanying consolidated balance sheet of The Hartcourt Companies, Inc., a Utah Corporation (the “Company”) as of December 31, 2004 and the related consolidated statements of operations, consolidated stockholders’ equity and comprehensive income and consolidated statements of cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Hartcourt Companies, Inc as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $64,997,496 including net loss of $13,373,212 for the year ended December 31, 2004. These factors as discussed in Note 2 to the financial statements, raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 26, the financial statements for the year ended December 31, 2004 have been restated.

KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Huntington Beach, California

April 2, 2005 except for note 2, 9, 13, 14, 16, 18, 19, 21, 24 and 26 which are as of August 21, 2006

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET (RESTATED)
DECEMBER 31, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,744,852
Accounts receivable, net	5,141,892
Inventories, net	1,229,971
Notes receivable, net	1,376,916
Trade deposits	3,791,927
Prepaid expenses and other assets	1,470,508
Assets pending for sales, net	2,204,260
Due from related parties	436,155
TOTAL CURRENT ASSETS	17,396,481

PROPERTY & EQUIPMENT - NET	363,849

INVESTMENTS, NET	60,412

INTANGIBLE ASSET
Goodwill, net	1,911,466
$19,732,208
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$632,528
Deferred revenue	8,522,065
Due to shareholders	260,807
Accrued expenses and other current liabilities	4,398,812
Staffs loan	1,052,427
TOTAL CURRENT LIABILITIES	14,866,639

MINORITY INTERESTS	193,722

The accompanying notes form an integral part of the consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET (RESTATED)
DECEMBER 31, 2004 (-Continued-)

SHAREHOLDERS' EQUITY
Preferred Stock:
Original preferred stock, $0.01 par value, 1,000 shares authorized, issued and cancelled at December 31, 2004	-
Class A, 10,000,000 shares authorized, none issued and outstanding at December 31, 2004	-
Series A, $1,000 stated value, 4,000 shares authorized, none issued and outstanding at December 31, 2004	-
Series B, $1,000 stated value, 2,000 shares authorized, none issued and outstanding at December 31, 2004	-
Series C, $1,000 stated value, 1,500 shares authorized, none issued and outstanding at December 31, 2004	-
Series D, $1,000 stated value, 10,000 shares authorized, none issued and outstanding at December 31, 2004	-
Series AB, $100 stated value, 25,000 shares authorized, none issued and outstanding at December 31, 2004	-

Total Preferred Stock	-

Common stock, $0.001 par value, 250,000,000 authorised, 171,658,757 common shares issued and outstanding	171,659
Additional paid in capital	69,631,389
Treasury stock, at cost, 48,728 shares	(48,728)
Other comprehensive income	(84,977)
Accumulated deficit	(64,997,496)
TOTAL SHAREHOLDERS' EQUITY	4,671,847
$19,732,208

The accompanying notes form an integral part of the consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (RESTATED)

	For the years ended December 31,
	2004	2003

NET SALES	$74,563,459	$51,397,117

COST OF SALES	72,847,501	48,996,403

GROSS PROFIT	1,715,958	2,400,714

OPERATING EXPENSES
Selling, general and administrative	1,672,346	2,121,878
Depreciation and amortization	57,996	122,403
Impairments	4,307,692	509,525
TOTAL OPERATING EXPENSES	6,038,034	2,753,806

LOSS FROM CONTINUING OPERATIONS BEFORE OTHER INCOME (EXPENSES) & MINORITY INTEREST	(4,322,076)	(353,092)

OTHER INCOME (EXPENSES)
Interest expense	(552,547)	(53,102)
Interest income	238,282	188,947
Litigation accrual	(100,000)	(1,300,000)
Investment income	-	-
Gain on disposal of property and equipment	97,888	-
Other income	215,154	-
TOTAL OTHER INCOME (EXPENSES)	(101,223)	(1,164,173)

LOSS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST	(4,423,299)	(1,517,265)

Less: Minority Interest	(559,342)	(73,677)

LOSS BEFORE DISCONTINUED OPERATIONS & INCOME TAX	(4,982,641)	(1,590,942)

The accompanying notes form an integral part of the consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (RESTATED)
(-Continued-)

	For the years ended December 31,
	2004	2003

DISCONTINUED OPERATIONS:
Gain (losses) from discontinued operations	368,715	(130,832)
Provision for loss on assets pending for sale	(5,914,848)	-
Gain (losses) on disposal of discontinued operations	(2,628,859)	1,213,559

LOSS BEFORE INCOME TAX	(13,157,633)	(508,215)
Income tax	(215,579)	(62,674)
NET LOSS	(13,373,212)	(570,889)

OTHER COMPREHENSIVE LOSS
Foreign currency translation loss	605	(14,488)

COMPREHENSIVE LOSS	$(13,372,607)	$(585,377)

BASIC AND DILUTED LOSS PER COMMON SHARE
Loss from continuing operations	$(0.03)	$(0.012)
Loss from discontinued operations	$(0.05)	$0.008
Loss per share	$(0.08)	$(0.004)
- basic and diluted (weighted average)	175,645,723	135,564,580

The accompanying notes form an integral part of the consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (RESTATED)
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

						Common
					Additional	Stock			Other		Total
	Common Stock		Preferred Stock		Paid-In	Subscriptions	Treasury Stock		Comprehensive	Accumulated	Shareholders’
Description	Shares	Amount	Shares	Amount	Capital	Receivable	Shares	Amount	Loss	Deficit	Equity

Balance - December 31, 2002	88,518,023	$88,518	1,000	$10	$55,669,100	$-	5,610,588	$(3,723,928)	$(71,094)	$(51,053,395)	$909,211

Shares issued for consulting services	2,174,667	2,175	-	-	160,246			-			162,421
Shares issued to executive and staffs in lieu of compensation and services	1,268,440	1,268	-	-	196,127			-			197,395
Shares issued to directors in lieu of compensation & services	589,460	589			64,161						64,750
Shares issued for executions of cashless option	1,000,000	1,000	-	-	99,000						100,000
Cancel of treasury stocks	(4,756,058)	(4,756)			(3,170,444)		(4,756,058)	3,175,200			-
Shares issued in connection of acquisition	50,349,243	50,349	-	-	13,151,814	-	-	-	-	-	13,202,163
Share issued for execution of cashless warrants	714,794	715	-	-	(715)	-	-	-	-	-	-
Subscriptions receivable	31,298,535	31,299	-	-	2,620,195	(1,842,326)	-	-	-	-	809,168
Sale of treasury stocks	-	-	-	-	(451,187)		(805,802)	500,000			48,813
Unralised loss on disposal of FTL	-	-	-	-	-	-	-	-	(14,488)	-	(14,488)
Net loss			-	-						(570,889)	(570,889)
Balance -December 31, 2003	171,157,104	$171,157	1,000	$10	$68,338,297	$(1,842,326)	48,728	$(48,728)	$(85,582)	$(51,624,284)	$14,908,544

 The accompanying notes form an integral part of the consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (RESTATED)
FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(-Continued-)

						Common
					Paid-In	Stock				Other	Total
	Common Stock		Preferred Stock		Additional	Subscriptions	Treasury Stock		Comprehensive	Accumulated	Shareholders’
Description	Shares	Amount	Shares	Amount	Capital	Receivable	Shares	Amount	Loss	Deficit	Equity

Balance - December 31, 2003	171,157,104	$171,157	1,000	$10	$68,338,297	$(1,842,326)	48,728	$(48,728)	$(85,582)	$(51,624,284)	$14,908,544

Shares issued for consulting services	249,640	250	-	-	91,465			-			91,715
Shares issued for compensation	286,156	286	-	-	150,964			-			151,250
Shares issued for executions of cashless option	696,342	696	-	-	(100,696)						(100,000)
Shares issued for acquisition of Challenger Group	6,824,748	6,825	-	-	3,787,735	-	-	-	-	-	3,794,560
Share cancelled for rescind acquisition of Zhongnan Group	(8,415,370)	(8,415)	-	-	(2,179,582)	-	-	-	-	-	(2,187,997)
Subscriptions receivable	(1,139,863)	(1,140)	-	-	(454,804)	1,842,326	-	-	-	-	1,386,382
Exchange fluctuation reserve	-	-	-	-	-	-	-	-	605	-	605
Share issued for conversion of preferred stocks	2,000,000	2,000	(1000)	(10)	(1,990)	-	-	-	-	-	-
Net loss			-	-						(13,373,212)	(13,373,212)
Balance -December 31, 2004	171,658,757	$171,659	-	$-	$69,631,389	$-	48,728	$(48,728)	$(84,977)	$(64,997,496)	$4,671,847

The accompanying notes form an integral part of the consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)
FOR THE YEARS ENDED DECEMBER 31,

	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,373,212)	$(748,980)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on disposal of property and equipment	(97,888)	0
Impairment of notes receivables	4,083,876	101,186
Impairment of investment	223,816	400,000
Loss/(gain) on disposal of discontinued operations	2,628,859	(173,911)
Depreciation	57,996	215,178
Provision for loss on assets pending for sale	5,914,848	0
Litigation accruals	100,000	1,300,000
Unrealized investment gain	-	(197,833)
Minority interest	559,342	864,920
Stock issued for services and compensations	242,965	424,566
Changes in operating assets and liabilities:
Accounts receivable	(8,950,308)	545,783
Trade deposit	(9,538,092)	(1,873,328)
Inventory	(2,630,143)	553,424
Prepaid expenses and other receivables	(736,091)	(86,455)
Accounts payable and accrued expenses	5,205,941	(5,614,367)
Deferred revenue	9,188,144	(229,567)
NET CASH USED IN OPERATING ACTIVITIES	(7,119,947)	(4,519,384)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(18,734)	$-
Arising from acquisition of a subsidiary	1,872,337	2,366,560
Dividends paid to minority shareholders	(326,267)	-
Proceeds from disposal of property, plant and equipment	312,561	-
Cash decreased due to disposal of subsidiaries	(3,486,008)	(32,337)
Proceeds on notes receivable, net	378,440	100,000
Investments	(455,374)	30,000
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,723,045)	2,464,223

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)
FOR THE YEARS ENDED DECEMBER 31, (-Continued-)
	2004	2003
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds due to related parties	1,167,842	2,691,620
Proceeds from issuance of common stock	1,386,382	130,000
Proceeds from sale of treasury stock	-	48,813
Proceed on note payables	-	1,432,245
Proceeds on debt	5,546,867	168,243
NET CASH PROVIDED BY FINANCING ACTIVITIES	$8,101,091	$4,470,921

FOREIGN CURRENCY TRANSLATION	650	(9,500)

NET (DECREASE)/INCREASE IN CASH & CASH EQUIVALENTS	(741,251)	2,406,260
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	2,486,103	79,843
CASH AND CASH EQUIVALENTS - END OF YEAR	$1,744,852	$2,486,103
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for the interest	$552,547	$376,513

The accompanying notes form an integral part of the consolidated financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 1  GENERAL

The Hartcourt Companies, Inc. ("Hartcourt" or "the Company") is incorporated in the State of Utah in September 1983. It was originally known as Stardust, Inc. ("Stardust"). Stardust acquired all of the outstanding shares of Hartcourt Investments, a Nevada corporation, for 6,110,337 shares of Stardust common stock in a reverse merger which occurred on November 5, 1994. Subsequent to the acquisition, Stardust changed its name to The Hartcourt Companies, Inc.

The Company is a business development and investment holding company specializing in the Chinese Information Technology market.

As of December 31, 2004, the Company owns 100% of three (3) British Virgin Island (“BVI”) incorporated companies: (1) Hartcourt China Inc (formerly know as Hartcourt Companies Ltd.), (2) Hartcourt Capital Inc., and (3) AI-Asia Inc. All three of these BVI subsidiaries are holding companies for assets located in China.

As of December 31, 2004, the Company owns 51% equity interest in Shanghai Huaqing Corporation Development Ltd. Huaqing is located in Shanghai, China. As the Chinese laws may prohibit foreign companies involved in the distribution industry, Hartcourt, uses its agents under its employees’ name, as nominee to hold the shares of the acquired subsidiaries.

As of December 31, 2004, Hartcourt Capital Inc. owns 100% of Hartcourt Hi-Tech Investment (Shanghai) Inc. while Hartcourt Hi-Tech Investment (Shanghai) Inc. owns 100% of Shanghai Jiumeng Information Technology Co., Ltd. These two companies are located in Shanghai, China.

As of December 31, 2004, AI-Asia, Inc., the third holding company, owns 100% equity of AI-Asia (Shanghai) Information Technology, Inc of China (“AI”), located in Shanghai, China.

During the year ended December 31, 2004, the Company acquired 51% equity interest in Beijing Challenge Group. (see Note 3, Acquisition and Investments).

During the year ended December 31, 2004, the Company disposed of two (2) subsidiaries, Wenzhou ZhongNan Group, Guangdong NewHuaSun Computer Co., Ltd., In addition, during 2004 the Company’s board of directors authorized the disposition of two (2) more subsidiaries, they are Beijing Challenge Group and Shanghai Guowei Science and Technology Ltd. These two dispositions remain pending. (See Note # 14, Discontinued Operations).

During the year ended December 31, 2004, Hartcourt China, Inc, together with the minority shareholder, also disposed of one (1) subsidiary, Hopeful Internet Technology Limited. (See Note # 14, Discontinued Operations)

During the year ended December 31, 2004, Shanghai Huaqing Corporation Development Co., Ltd. a 51% owned subsidiary of the Company, disposed of one (1) subsidiary, Hangzhou Huaqing Monitoring Technology Co., Ltd. (See Note # 14, Discontinued Operations)

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - RESTATED

a)	Basis of Consolidation

Per Statement of Financial Accounting Standard (SFAS) #141, all business combinations will be accounted for by the purchase method. Acquisitions were recorded as purchases in accordance with Accounting Principles Board Opinion No. 16 (APB #16), “Business Combinations”, as modified, and the purchase prices were allocated to the assets acquired, and liabilities assumed based upon their estimated fair value at the purchase date. The excess purchase price over the net asset value has been recorded as goodwill and is included in intangibles in the accompanying balance sheet. The operating results of the acquired entities are included in the Company’s consolidated financial statements from the dates of acquisition.

All material inter-company balances and transactions have been eliminated in consolidation.

b)	Use of Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)	Cash and Cash Equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents. As Hartcourt’s business activities are located in China, substantial amounts of cash are deposited in foreign banks located in China, which do not have the protection programs similar to that of the US (FDIC).

d)	Accounts Receivable

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)	Inventory

Inventories are valued at the lower of cost (determined on a weighted average basis) or market. The Management compares the cost of inventories with the market value and allowance is made for writing down the inventories to there market value, if lower.

f)	Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over useful lives of 5 to 40 years. The cost of assets sold or retired and the related amounts of accumulated depreciation are removed from the accounts in the year of disposal. Any resulting gain or loss is reflected in current operations. Assets held under capital leases are recorded at the lesser of the present value of the future minimum lease payments or the fair value of the leased property. Expenditures for maintenance and repairs are charged to operations as incurred.

g)	Intangible Assets

The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

h)	Impairment of Long-Lived Assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2004 there were no significant impairments of its long-lived assets used in operations. Provisions of US$5,914,848 were proposed as of December 31, 2004 for its long-lived assets to be dispose of.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)	Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as deferred revenue.

j)	Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

k)	Stock-Based Compensation

The Company accounts for stock-based compensation plans under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, “Accounting for stock issued to employees” (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The company uses the intrinsic value method prescribed by APB25 and has opted for the disclosure provisions of SFAS No.123.

l)	Foreign Currencies Translation

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The functional currency of the Company is Chinese Renminbi.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

m)	Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

The Company’s financial instruments consists of primarily cash, accounts receivable, notes and other receivables, investments, advances, accounts payable and accrued expenses, notes payable and loans payable, and other current liabilities which approximates fair value because of the relatively short maturity of those instruments.

n)	Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

o)	Statement of Cash Flows

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

p)	Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure about Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as the Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company’s assets are located in People's Republic of China.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

q)	Going Concern

As shown in the accompanying consolidated financial statements, the Company incurred a net loss from its operations of $13,373,212 and $570,889 for the years ended on December 31 of 2004 and 2003. Negative cash flows from the operations of $7,119,947 and $4,519,384 were noted for the years ended December 31, 2004 and 2003. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has taken certain restructuring steps to provide the necessary capital to continue its operations. These steps included: 1) acquire profitable operations via the stock exchanges transactions, 2) disposals of unprofitable operations, 3) the settlement of certain matters of litigation or/and disputes. The Company has planned to continue actively seeking additional funding and restructure the acquired subsidiaries to increase profits and minimize the liabilities.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

r)	Recently Issued Accounting Standards

In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and its Application to Certain Investments." The EITF reached a consensus about the criteria that should be used to determine when an investment is considered impaired, whether that impairment is other-than-temporary, and the measurement of an impairment loss and how that criteria should be applied to investments accounted for under SFAS No. 115, "ACCOUNTING IN CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." EITF 03-01 also included accounting considerations subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. Additionally, EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the Financial Accounting Standards Board (FASB) delayed the accounting provisions of EITF 03-01; however the disclosure requirements remain effective for annual reports ending after June 15, 2004. The Company will evaluate the impact of EITF 03-01 once final guidance is issued.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company is in process of evaluating if the adoption of this standard will have any material impact on its financial statements.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods ‘financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between “retrospective application” of an accounting principle and the “restatement” of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on the Company's consolidated financial position or results of operations.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2006, FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAF No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006.

In March 2006, FASB issued SFAS 156 "Accounting for Servicing of Financial Assets" this Statement amends FASB Statement No. 140, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES, with respect to the accounting for separately recognized servicing assets and servicing liabilities.

This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.

2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.

3.	Permits an entity to choose "Amortization method" or "Fair value measurement method" for each class of separately recognized servicing assets and servicing liabilities.

4.
At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.
Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

This Statement is effective as of the beginning of the Company's first fiscal year that begins after September 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 3  Acquisition and Investments

Acquisition

During the year ended December 31, 2004, the Company, via its BVI subsidiary (Hartcourt Capital Inc), acquired Beijing Challenge Group, located and operated in China. Challenger is engaged in the distribution of IBM products in Northern China and the greater Shanghai region. On December 9, 2003, Hartcourt Capital Inc signed a definitive agreement with the shareholders of Challenger to purchase 51 percent of Challenger for RMB 31.3 million (US$3.8 million) payable in form of shares of Hartcourt common stock, plus a cash investment of RMB 5 million (US$610,000).

A summary of Challenge assets acquired, liabilities assumed and consideration for is as follows:

Amount
Current assets	$10,047,149
Good will	2,923,175
Property & equipment	237,757
Current liabilities	(7,237,092)
Minority Interest	(1,566,110)
$4,404,879

Consideration paid
Cash	$610,289
Common Stock	3,794,560
$4,404,879

Other investments

The following is a summary of investments under the cost method as of December 31:

2004

Investment in Education Program	$100,000
Investment in eMPACT	300,000
Investment in GTI (see 3a)	-
Investment in First information (see 3a)	223,816
Investment in Guowei Digital	-
Investment in HZ Huaqing (see note 13)	-
Investmnet in Shanghai Jin’an Fuhuaqi	60,412
Total investment	684,228

Provision on other investment	(623,816)
Investments, net	$60,412

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 3  Acquisition and Investments (Continued)

a)  Investment in First information Technology Inc. (“First information”)

Hartcourt China, Inc, via its 58.53% owned subsidiary. Hopeful Internet Technology Limited, owned 17% equity interest in Genius Technology International Limited (“GTI”). During year 2004, Hartcourt China, Inc disposed off Hopeful Internet Technology Limited in exchange for the 10.5% (1,050 shares at value of $0.001 each, amounted to US$223,816) interest in First information Technology Inc., a BVI company resulting in a loss of $16,185.

NOTE 4  CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, by the general state of the PRC's economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

NOTE 5  ACCOUNTS RECEIVABLE

Accounts receivable as of December 31, 2004 consisted of the following:

Accounts receivable	$5,240,865
Less: allowance for doubtful accounts	(98,973)
$5,141,892

NOTE 6  INVENTORIES

Inventories as of December 31, 2004 consisted of the following:

Monitors	$1,234,068
Others	4,537
Less: provisions	(8,634)
$1,229,971

NOTE 7  Trade deposit

This amount represents the advances paid by Huaqing a 51% owned subsidiary to Samsung of $3,785,024 and $6,903 to other miscellaneous suppliers.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 8  RECEIVABLES FROM RELATED PARTIES

Receivables from related parties as of December 31, 2004 are summarized as follows:

Due from a minority shareholder (Note 1)	$375, 717
Due from a related company (Note 2)	60,438
Total receivables	$436,155

Note 1  The amount was due to Huaqing’s minority shareholder (51% owned subsidiary of the Company) pursuant to business transactions in the ordinary course.
Note 2  The amount was due to Guowei, a subsidiary pending for sale as of December 31, 2004 pursuant to business transactions in the ordinary course.

All the above balances are unsecured, interest free and repayable on demand.

NOTE 9  ASSETS PENDING FOR SALES - RESTATED

Assets pending for sale as of December 31, 2004 are summarized as follows:

Guowei assets pending for sales (note 13(6))	$3,684,562
Challenge assets pending for sales (note 13(5))	4,434,546
8,119,108
Less: Provision for loss on assets pending for sale	(5,914,848)
$2,204,260

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 10  NOTES RECEIVABLE

Notes receivable as of December 31, 2004 consist of the following:

Note receivable from Edda Ltd., interest at 6% per annum, quarterly payments of 50,000 plus interest with a balloon payment of $2,715,772 due December 1, 2006, secured by the tangible and intangible assets of Edda, Ltd. (note 10a)	$1,993,742
Loan receivable from Beijing Total Solutions System, Ltd., non-interest bearing, due on demand, convertible by the company into 5% of the outstandingcommon stock, unsecured	63,900
Note receivable from Shenzhen Raiser, interest at 2.5% per annum, 21 instalment payments due December 31, 2009. secured by a non-related party (Note10b)	3,403,150
Total	5,460,792

Less: Provision for doubtful receivables	4,083,876

Notes receivables, net	$$1,376,916

Summary of notes receivable:

Current portion	$1,376,916
Non-current portion	-
Total	$1,376,916

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 10  NOTES RECEIVABLE (Continued)

(a)  Notes receivable from EDDA

On July 16, 2001, Hartcourt and UAC Trading, by mutual consent, agreed to rescind the contractual joint venture agreement between the two companies. As part of this rescission agreement, we agreed to accept a promissory note for the amount of our net investment in the joint venture entity, UAC Exchange, as of the date of rescission totaling $2,858,286 in principal amount and bearing interest at six per cent per annum payable over a thirty-nine month period. The parties mutually agreed to forego all other rights and benefits under the joint venture agreement in consideration for the rescission of the contract. On September 10, 2001, Edda Limited, a non-affiliated company incorporated in Hong Kong, expressed an interest in acquiring allof the existing tangible and intangible assets of UAC Exchange for the amount of our net investment in UAC Exchange, and signed a promissory note in the amount of $2,858,286 bearing interest at six per cent per anum, payable in quarterly installments of $50,000 commencing November 1, 2001 with a balloon payment of $2,715,772 due on December 1, 2006. The promissory note is secured by a security interest in all of the tangible and intangible property of Edda Limited.

As of December 31, 2004, the outstanding principal due from Edda Limited is US$1,993,742. Edda Limited has not paid either interest nor principal since quarter 3, 2004. A 100% allowance for doubtful debt was provided on the outstanding balance of the note.
.
(b)  Notes receivable from Shen Zhen Raiser

On August 30, 2004, Hartcourt sold 45% equity interest in Guangzhou NewHuaSun to ShenZhen Raiser Industrial and Development Co., Ltd. for US$3,403,150. The purchase price was to be paid in 21 quarterly interest bearing installments.

On March 3, 2005, the Company entered into agreements with Guangdong New HuaSun and Shenzhen Raiser, pursuant to which the Company redeemed 13,769,156 shares of its common stock held by New HuaSun, valued at $1,376,916 by reference to the current market share price. New HuaSun redeemed a 45% equity interest, and the Company released Shenzhen Raizer of its obligation on a $3,403,150 promissory note payable.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 11  RELATED PARTY TRANSACTIONS

There are numerous related parties transactions incurred in the years ended December 2004.

a)	During the year, Huaqing, a 51% owned subsidiary of the Company, sold $2,310,490 monitors to its minority shareholder (Shanghai Huaqing Economic Development Co., Ltd) under normal commercial terms.
b)
During the year, Huaqing, a 51% owned subsidiary of the Company, sold $3,275,076 monitors to Guowei, a subsidiary pending for sale as of December 31, 2004, pursuant to business transactions in the ordinary course.

c)
During 2004, Hartcourt issued 696,342 restricted shares of common stock to Mr. David Chen, Harcourt’s former CEO, pursuant to the exercise of his 2 million stock options in cashless transactions that Hartcourt granted to him as a part of his 2002 compensation.

d)	During 2004, Hartcourt issued 286,156 shares of our common stock valued at $151,250 to certain of its officers and all directors in lieu of cash compensation.
e)
On December 25, 2003, Hartcourt and a group of Chinese citizens entered into a stock purchase agreement pursuant to which we agreed to sell to the group 4,605,816 shares of our common stock pursuant to an offshore transaction under Regulation S, at $0.40 per share, of which US$1,386,382 was paid and of which US$455,945 was to be paid on June 30, 2004. The Chinese investors did not pay the last installment of $455,945 and, as a result, have agreed to return 1,139,863 shares of our common stock for cancellation by the Company to satisfy their outstanding obligation. All of the Chinese citizens are the minority shareholders or relatives of our subsidiaries, who are Guan Xue Fang, Li ZhengZheng, Xu HuiZhen, Zhang Hui, Liu Jianqiang and Qiu Jiaqi.

NOTE 12  PROPERTIES AND EOUIPMENT

The balances of Company property and equipment as of December 31, 2004 are summarized as follows:

Building	$236,612
Office equipment and computers	38,491
Furniture and fixtures	2,254
Leasehold improvements	2,553
Vehicle	202,779
482,689
Less: accumulated depreciation	(118,840)
Property and equipment, net	$$363,849

Depreciation expenses for the years ended December 31, 2004 and 2003 are $57,996 and $91,068 respectively.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 13  INTANGIBLES - RESTATED

Goodwill resulting from the acquisition amounted to as per follows, as of December 31, 2004:

Goodwill Arising from acquisition of Huaqing	$$1,911,466

NOTE 14  DISCONTINUED OPERATIONS - RESTATED

(1)	Wenzhou Zhongnan Group

On July 16, 2004, Hartcourt and the minority owners of Wenzhou Zhongnan Group reached agreements to rescind the original acquisition contract entered into on June 28, 2003 to purchase 51% equity ownership of the group for total consideration of $5,011,352. The acquisition was paid for entirely by the issuance of 8,415,370 shares of the Company’s common stock. Zhongnan’s financial results were consolidated the Company begining October 2003. All of the shares that Hartcourt issued pursuant to this acquisition have been returned to the Company and cancelled. Hartcourt recorded a loss on disposal of Wenzhou Zhongnan of US$2,897,353, due to share price decline from the issuance date to the cancellation date.

(2)	Guangzhou NewHuaSun Computer Co., Ltd.

On August 30, 2004, Hartcourt sold our 45% equity interest in Guangzhou NewHuaSun to ShenZhen Raiser Industrial and Development Co., Ltd. for US$3,403,150. The purchase price will be paid to the Company in 21 quarterly interest bearing installments. Hartcourt acquired the equity interest in NewHuasun on April 24, 2003 for a total consideration of $3,029,214, paid for entirely by the issuance of 13,769,156 shares of common stock. In addition, Hartcourt obtained 10% equity voting rights through a voting proxy granted by one of NewHuaSun’s shareholder. Hartcourt recorded a gain on disposal of Guangzhou NewHuaSun of US$264,009.

On March 3, 2005 Hartcourt entered into agreements with Guangdong New HuaSun and Shenzhen Raiser, pursuant to which Hartcourt redeemed 13,769,156 shares of its common stock held by New HuaSun, New HuaSun redeemed a 45% equity interest, and Hartcourt released Shenzhen Raizer of its obligation on a $3,403,150 promissory note payable to Hartcourt. The fair value of the 13,769,156 shares of common stock was $1,376,916 and the difference of US$2.1 million is recorded as the impairment on the pending sale in 2004.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 14  DISCONTINUED OPERATIONS (Continued)

(3)	Hangzhou Huaqing Monitoring Technology Co., Ltd.

On September 16, 2004, Huaqing signed a definitive agreement to sell all of its equity interest in Hangzhou Huaqing to a PRC citizen for $760,870. Hartcourt recorded a profit on disposal of Hangzhou of US$20,670.

(4)	Hopeful Internet Technologies Limited.

On June 30, 2004, Hartcourt, together with the minority shareholder of Hopeful Internet Technologies Limited (Hopeful), signed an agreement with First Information Technology for the sale of all of the equity interest in Hopeful for $464,472, which was paid by the issuance of 2,179 shares of common stock of First Information Technology at value of 0.01. As a result, Hartcourt own 10.5% equity interest in First Information. Hartcourt recorded a loss on sale of Hopeful of US$16,185.

(5)	Beijing Challenge Group

In December 2004, the Board of Directors of Hartcourt authorized the sale of entire 51% equity interest in Beijing Challenger Group ("Challenger") due to adverse market environment and the declining Hartcourt share price. The estimated Challenger disposal would amount to $1,172,764, including the provision on sale of asset. The difference of the Challenge carrying value on Hartcourt books and the disposal consideration is recorded as the impairment on the pending sale of Challenger assets in 2004, amounting to $3.2 million.

(6)	Shanghai Guowei Science and Technology Ltd.

In December 2004, the Board of Directors of Hartcourt authorized the sale of entire 50.5% equity interest in Shanghai Guowei Science and Technology Ltd. due to adverse market environment. On April 11, 2005, Hartcourt and the minority shareholders of Guowei reached an agreement to sell the 50.5% of Hartcourt equity back to its original owners for a total consideration of $1,031,496 in a combination of cash and stock transaction where Guowei paid a cash of $794,914 and returned 2,951,800 shares of Hartcourt common stocks.

The difference of the Guowei carrying value on Hartcourt books and the disposal consideration amoutning $2.6 million has been recorded as the impairment of Guowei assets pending for sales at the end of 2004.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 14  DISCONTINUED OPERATIONS (Continued)

Information relating to the operations of the subsidiaries up to the periods of disposal during the year ended on December 31, 2004 is as follows:

Gain on discontinued operations

	Wenzhou Zhongnan	NewHuaSun	Challenge	Guowei	Hopeful	Hangzhou Huaqing	Total

Revenue	$3,843,879	$17,825,567	$70,505,715	57,031,475	$-	$14,437,578	$163,644,214
Less: Expenses	(3,836,389)	(17,699,799)	(70,475,988)	(56,893,234)	-	(14,370,089)	(163,275,499)
	$7,490	$125,768	$29,727	$138,241	$-	$67,489	$368,715

Loss on disposal of discontinued operations

	Wenzhou Zhongnan	NewHuaSun	Hopeful	Hangzhou Huaqing	Total

Net book value	$5,085,349	$3,139,141	$240,001	$740,200	$9,204,691
Less: disposal consideration	(2,187,996)	(3,403,150)	(223,816)	(760,870)	(6,575,832)
Loss/(gain) on disposal of subsidiary	$2,897,353	$(264,009)	$16,185	$(20,670)	$2,628,859

NOTE 15  LOAN FROM EMPLOYEES

Huaqing, a 51% owned subsidiary of the Company, issued short-term bond to its employees to raise additional working capital. The bond is 8% interest bearing and payable at the end of the year. As of December 31, 2004 the amount was not settled.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 16  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES - RESTATED

Accrued expenses and other current liabilities as of December 31, 2004 are summarized as follows:

Accrued officers and staffs compensation	$84,532
Accrued director's fee	25,361
Accrued taxes	634,048
Accrued legal settlement	1,400,000
Accrued professional fees	155,000
Payable to employees	1,798,887
Other current liabilities	300,984
Total	$4,398,812

NOTE 17  DUE TO SHAREHOLDERS

Due to Alan Phan, the founder	$30,871
Due to Enlight (a)	150,000
Due to Chateau D’orly (a)	79,936
Total	$260,807

(a) The Company had signed stock purchase agreement with its shareholder Enlight Corporation Ltd (“Enlight”) and Chateau D’orly Ltd (“Chateau”), to raise additional working capital for its operations in year 2002 and 2003. There are $150,000 and $79,936 payables due to Enlight and Chateau respectively as of December 31, 2004. These amounts will be settled by the issuance of the Company’s common shares at a discount, based on the market price at the time of signing of the contract to these two shareholders.

NOTE 18  MINORITY INTEREST - RESTATED

The amount represents the minority shareholders’ interest in Huaqing, a 51% subsidiary.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 19  COMMITMENTS AND CONTINGENCIES - RESTATED

A)	Employment Agreements

The current senior management consisting of a Chief Executive Officer (“CEO”) and an interim Chief Financial Officer (“CFO”). Each of the Company’s executive employment agreements stipulate that senior executives, CEO and interim CFO of the Company, can be terminated without causes with a written notice of 90 days or less. This clause can be a potential contingency to the Company in light of the fact that the Company is a public trading company and may be required for higher standards of corporate governance.

On December 1, 2003, the Company appointed Ms. Carrie Hartwick as its President & CFO to provide salary, shares option, and other fringe benefits through November 30, 2004. Minimum salary payments under the contract amounted to $100,000 per year. Payments to the CFO will be made in equal monthly installments of $5,000 cash and $5,000 worth of the Company’s common shares on the first day of each month. The average 20 days trading price of the Company prior to the first day of each month will be used to calculate this compensation amount. The option for the employment contract will only be granted upon satisfactory fulfillment of the contract by Ms C. Hartwick. From January 2004 to May 2004, as president and CFO, , Ms. Hartwick received $25,000 cash and 45,080 shares of common stock of Hartcourt (valued at US$25,000) for her compensation.

Effective from June 1, 2004, Carrie Hartwick was added to her responsibilities as President and CFO the responsibility of CEO. The new employment agreement was signed on March 9 2005. The compensation is US$150,000 payable in equal monthly installment of US$12,500 cash. Ms Carrie Hartwick received $35,000 cash for her compensation and the remaining $52,500 had not yet paid to Ms Hartwick.

Ms Hartwick was granted an option to purchase 15 million shares of common stock at 0.09 per share. On January 5, 2005, the Company appointed Mr. Richard Hyland as Interim Chief Financial Officer, Ms. Carrie Hartwick, Chief Executive Officer relinquished her duties as CFO on the same date. On April 11, 2005, Richard Hyland resigned from the position of Interim Chief Financial Officer due to cultural and language barriers working in China as well as his inability to commit the necessary time in Shanghai, the location of Hartcourt headquarters. The Board of Directors appointed Carrie Hartwick as Interim Chief Financial Officer, effective April 14, 2005.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 19  COMMITMENTS AND CONTINGENCIES (Continued)

B)	Operating Leases

The Company leases its offices and facilities under long-term, non-cancelable lease agreements expiring at various dates through December, 2006. The non-cancelable operating lease agreements provide that the Company pays certain operating expenses applicable to the leased premises according to the Chinese Law. Rental expense for the years ended December 31, 2004 and 2003 were $133,937 and $611,161, respectively.

The future minimum annual lease payments required under the operating leases are as follows:

Year Ending December 31	Payments
2005	$115,627
2006	$38,647
Total future lease payments	$154,274

(c)	Legal Proceedings

Securities and Exchange Commission v. The Hartcourt Companies, Inc., et al., United States District Court for the Central District of California Case No. CV03-3698LGB(PLAX)

The SEC filed a complaint for alleged securities violations by Hartcourt. The complaint alleges that Hartcourt illegally used a SEC Form S-8 Registration Statement in 1999 to improperly raise capital, and that false and misleading press releases Were issued by us from September 9, 1999 through November 18, 1999. The SEC was initially seeking disgorgement from the Company of approximately $821,000 in civil penalties and interest, as well as an injunction against future security law violations.

On March 11, 2005, the U.S. District Court for the Central District of California entered the Amended Final Judgment in this case. The court found that in 1999, the Company violated Sections 5 and 17(a) of The Securities Act of 1933 and Rule 10b-5 under the Securities Exchange Act of 1934 in connection with sales of securities using a Form S-8 Registration Statement. The court issued an order directing that civil penalties be imposed against the Company in the amount of $275,000. The court also ordered that the amount of $819,363 from the stock sales be disgorged and that the Company be enjoined from future violations of the securities laws. The Company has fully accrued the amount in the accompanying financial statements. As of April 14, 2005, the Company has paid off the entire $1.1 million judgment to the SEC.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 19  COMMITMENTS AND CONTINGENCIES (Continued)

Apollo Financial Network, LLC vs. The Hartcourt Companies, Inc.

Apollo Financial Network filed an action for alleged breach of contract arising out of a consulting agreement with us which was canceled in January 1999. Hartcourt accepted an offer to compromise which included the entry of judgment in the amount of $11,500, which represents an amount less than the projected costs of defense. Judgment in such amount was entered against the Company on November 20, 2002. Hartcourt have not yet made the payment to the plaintiff and the liability with respect to the judgment has been accrued on the balance sheet.

John A. Furutani vs. The Hartcourt Companies, Inc.

John A. Furutani, Hartcourt’s former attorney, filed a complaint against the Company for alleged breach of contract in the amount of $54,441 arising out of legal representation of the Company and its co-defendant Alan Phan with respect to the SEC litigation. The court date is set for April 14, 2005 and the Company is considering the options available to it. The Company has fully accrued the amount in the accompanying financial statements. As of May 31, 2005, both parties had reach out of court settlement and Hartcourt had fully paid the consideration as agreed on out-of court settlement on July 1, 2005.

NOTE 20  SHAREHOLDERS’ EQUITY

(A)	Capitalization

The total number of shares of stock which the Company has the authority to issue is 260,001,000 consisting of 250,000,000 shares of common stock, $0.01 par value, 1,000 shares of original preferred stock, $0.01 par value (the Original Preferred Stock), and preferred series A, B, C, D, and AB stock are 4,000, 2,000, 1,500, 10,000 and 25,000 respectively. The total number of shares of the Company’s common stock issued and outstanding as of December 31, 2004 and December 31, 2003 are 171,658,758 and 171,157,104 respectively.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 20  SHAREHOLDERS’ EQUITY (Continued)

(B)	Original Preferred Stock

Until December 31, 2010, with respect to the election of directors, holders of Original Preferred Stock are entitled to elect the number of directors which constitutes three-fifths of the authorized number of members of the Board of Directors and, if such three-fifths is not a whole number, then the holders of Original Preferred Stock are entitled to elect the nearest higher whole number of directors.

The holders of Original Preferred Stock are entitled to convert each share of Original Preferred Stock into 1,000 shares of paid and non-assessable common stock. The original preferred shares are owned by the Former Chief Executive Officer of the Company.

In the event of liquidation, dissolution, or winding up of the affairs of the Company whether voluntary or involuntary, the holders of record are entitled to be paid the full par value of Original Preferred Stock. The holders of shares of Original Preferred Stock are not entitled to receive any dividends.

On July, 14, 2004, the founder of Hartcourt, Dr. Alan V Phan, converted his 1,000 shares of Original Preferred Stock into 2,000,000 shares of Hartcourt common stock. After the conversion, no Original Preferred Stock was outstanding as of December 31, 2004.

(C)	Class A Preferred Stock

The 10,000,000 shares of authorized and un-issued Class A Preferred Stock may be split with such designations, power, preferences and other rights and qualifications, limitations and restrictions thereof as the Company’s Board of Directors elects for a given series. No shares have been issued.

(D)	Series A 9% Convertible Preferred Stock

Non-voting convertible preferred stock, 4,000 shares authorized with a stated value of $1,000 per share. Holders of shares shall be entitled to receive cumulative dividends at a rate equal to 9% per annum. Series A convertible preferred stock is subject to redemption at any time, at the option of the Company, at a redemption price equal to $1,000 per share plus accrued and unpaid dividends to the date of redemption. No Series convertible preferred stocks were issued and outstanding as of December 31, 2004.

(E)	Series B 9% Convertible Preferred Stock

Non-voting convertible preferred stock, 2,000 shares authorized with a stated value of $1,000 per share. Holder of shares shall be entitled to receive cumulative dividends at a rate equal to 9% per annum. Series B convertible preferred stock is subject to redemption at any time, at the option of the Company, at a redemption price equal to $1,000 per share, plus accrued and unpaid dividends to the date of redemption. No Series B convertible preferred stocks were issued and outstanding, as of December 31, 2004.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 20  SHAREHOLDERS’ EQUITY (Continued)

(F)	Series C Redeemable Preferred Stock

Non-voting, non-participating redeemable preferred stock, 1,500 authorized, with a par value of $1,000 per share. Series C preferred stock is junior to the original preferred stock and any other class or series of capital stock of the Company which are specifically ranked senior (senior securities). Series C preferred stock is redeemable at any time, at the discretion of the Company, at a redemption price of $1,000 per share. No Series C redeemable preferred stocks were issued and outstanding, as of December 31, 2004.

(G)	Series D Convertible Preferred Stock

Voting convertible preferred stock, 10,000 shares authorized with a stated value of $1,000 per share. Holders of Series D Convertible Preferred Stock shall be entitled to receive, when declared by the Board of Directors, dividends at par with holders of the Company’s common stock, as if the Series D Convertible Preferred Stock had been converted into common stock on the record date for the payment of dividend. Each outstanding share of Series D Convertible Preferred Stock shall be convertible, at the option of its bolder, at any time, into a number of shares of common stock of the Company at a conversion rate equal to $1,000 divided by the market price of the Company’s common stock. No Series D convertible preferred stocks were issued and outstanding, as of December 31, 2004.

(H)	Series AB Convertible Preferred Stock

Non-voting convertible preferred stock, 25,000 shares authorized with a stated value of $100 per shared. Series AB convertible preferred stock is subject to redemption at any time, at the option of the Company, at a redemption price equal to $1,000 per share plus accrued interest and unpaid dividends to the date of redemption. Holders of Series AB convertible preferred stock may convert their preferred shares into common stock. During 1998, the Company issued 4,050 shares of Series AB convertible preferred stock in payment of dividends for Series A and B convertible preferred stock. In March 1999, certain shares of AB preferred stock were returned and canceled.

(I)	Common Stock Issued for Cash

During 2004, the Company did not issue any shares of common stock for cash.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 20  SHAREHOLDERS’ EQUITY (Continued)

(J)	Common Stock Issued for Services

During 2004, Hartcourt issued 155,000 shares of common stock valued at $46,500 for consulting services rendered in prior years and 94,640 shares of common stock valued at $45,215 to consultants for consulting services.

During 2004, Hartcourt issued 286,156 shares of our common stock valued at $151,250 to certain of our officers and all directors in lieu of cash compensation.

(K)	Common Stock Issued for Warrants

During the year of 2004 and 2003, no common stock was issued for warrants.

(L)	Common Stock Issued for Stock Options

During 2004, David Y. Chen, exercised his 1 million stock options through cashless exercise and converted into 841,270 common stocks.

During 2003, David Y. Chen, exercised his 1 million stock options and the Board of Directors agreed to extend one more year of his remaining 1 million stock options granted in June 2002, which was expired on May 31, 2003. In 2004, David Y Chen returned 144,928 common shares for shares over issued to him under his cashless execution of the 1 million option.

(M)	Common stocks issued for investment and acquisition

During 2004, the Company issued 6,824,748 shares of common stock in connection with the acquisition of Challenge.

(N)	Cancellation of shares

During 2004, the Company cancelled 8,415,370 shares of common stock valued in connection with the rescission of acquisition agreement with Wenzhou Zhongnan Group.

On December 30, 2003, Hartcourt issued 4,605,816 shares of common stock to certain Chinese investors for the aggregate purchase price of US$1,842,326, of which US$1,386,382 was paid and of which US$455,945 was to be paid on June 30, 2004. The Chinese investors did not pay the last installment of $455,945 and, as a result, have returned 1,139,863 shares of common stock for cancellation by the Company to satisfy their outstanding obligation.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 21  INCOME TAXES - RESTATED

In the year ended December 31, 2004, the Company incurred net operating losses for tax purposes of approximately $6,922,000. The net operating loss carry forward may be used to reduce taxable income through the year 2019.

The gross deferred tax asset balance as of December 31, 2004 was $4,635,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forward cannot reasonably be assured.

The components of the net deferred tax asset are summarized below:

December 31, 2004
Deferred tax asset
Net operating losses	4,635,000
Less: valuation allowance	(4,635,000)
$-

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Operations:

December 31, 2004
Tax expense (credit) at statutory rate-federal
State tax expense net of federal tax	(34)%
Changes in valuation allowance	(6)
Tax expense at actual rate	40
$-

Income tax expense consisted of the following for the year ended December 31, 2004:

Current tax expense:
Federal	$-
State	800
Total Current	800

Deferred tax credit:
Federal	605,000
State	173,000
Total deferred	778,000
Less: valuation allowance	(778,000)
Net Deferred tax credit	-

Tax expense	$800

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 22  STOCK OPTION PLAN AND WARRANTS

(A)	Stock Option Plan

In April 1995, the Company adopted a stock option plan (the Plan) to attract and retain qualified persons for positions of substantial responsibility as officers, directors, consultants, legal counsel, and other positions of significance to the Company, the Plan provides for the issuance of both Incentive Stock Options and Non-Qualified Stock Options. The Plan, which is administered by the Board of Directors, provides for the issuance of a maximum of 2,000,000 options to purchase shares of common stock at the market price thereof on the date of grant. Such options are generally exercisable over a 10-year period from the date of grant. Each option lapses 90 days after the optionee has terminated his continuous activity with the Company, except that if his continuous activity with the Company terminates by reason of his death, such option of the deceased optionee may be exercised within one year after the death of such optionee. Options granted under the Plan are restricted as to sale or transfer. All options granted at not less than fair value at the date of grant and have terms of 10 years.

The following table summarizes the activity of stock options:

	Number of Shares	Weighted Average Exercise Price
Shares under option at December 31, 2002	5,320,000	$0.33
Granted	8,000,000	$0.29
Exercised	1,000,000	0
Expired	20,000	0
Canceled	1,000,000	0
Shares under option at December 31, 2003	11,300,000	$0.34
Granted	3,000,000	$0.3
Exercised	1,000,000	$0.10
Expired	3,000,000	$0.38
Cancelled	3,000,000	$0.48
Shares under option at December 31, 2004	7,300,000	$0.28

All stock options issued to employees have an exercise price not less than the market value of the Company’s common stock on the date of grant, and in accordance with the accounting for such options utilizing the intrinsic value method there is no related compensation expense recorded in the Company’s financial statements. Had compensation cost for stock-based compensation been determined based on the fair value at the grant dates in accordance with the method delineated in Revised Statement of Accounting Standards No. 123, the Company’s net loss and loss per share for the year ended December 31, 2004 would increase US$294,078 or US$ 0.0017 per share.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 22  STOCK OPTION PLAN AND WARRANTS (Continued)

During 2004, the Company issued to David Chen, its former Chief Executive Officer, 696,342 shares of Hartcourt common stock through the cashless exercise of options granted to Mr. Chen

Additional information relating to stock options outstanding and exercisable at December 31, 2004 summarized by exercise price is as follows:

		Options outstanding		Option Exercisable
		Weighted
	Number of	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise	December 31,	Contractual	Exercise	December 31,	Exercise
Price	2004	Life	Price	2004	Price

$0.06 - $0.65	7,300,000	0.9 - 3.5 Year	$0.28	7,300,000	$0.28

In connection with Mr. Chen’s severance package, on June 3, 2004, Hartcourt granted to Mr. Chen options to purchase 3,000,000 shares of Hartcourt common stock at a price of $0.30 per share. The options expired on June 3, 2006. The options were issued at the fair market value on the date of issuance as required by SFAS #123.

(B)	Warrants

As of December 31, 2004, there were 33,010,239 outstanding warrants to purchase 33,010,239 shares of common stock at $0.001 par value, ranging from $0.058 - $0.69 per share.

In connection with facilitating equity line and credit for Hartcourt, on January 26, 2000, Hartcourt issued to Dunwoode Brokerage Services warrants to purchase 13,530 shares at $15.52 per share that expire on January 25, 2004. The warrants were issued at the fair market value on the date of issuance and no expenses were recorded.

In connection with completion of a private placement of Hartcourt shares with PYR Management LLC, on March 6, 2001, the Company issued in total 4,000,000 of Class II warrants exercisable at $0.69375 per share of common stock and expired on January 26, 2005. The warrants were issued at fair value at the fair market value on the date of issuance. The value of the warrants is a direct offering expense and accordingly, has been charged to equity in 2001.

In connection with signing a private placement of Hartcourt shares with Enlight Corporation Ltd., on October 23, 2002, Hartcourt granted Enlight warrants to purchase 29,010,239 shares at the price doubling the current trading price on the issuance date. expired on October 22, 2005. On March 11, 2004, Enlight pledged not to exercise the warrants unless there is a buy-out of the Company either by management or a third party while the validity of the warrants were extended to October 22, 2009.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE RESTATED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 23  SEGMENT AND BUSINESS RELATED INFORMATION

The Company has only one reportable segment (computer hardware trading) in the year 2004 and 2003, as other segment of business are not material to the consolidated financial statements of the Company.

NOTE 24  SUBSEQUENT EVENTS - RESTATED

Investment and acquisition:

■
On February 25, 2005, we completed all legal procedures to acquire 90% of the capital stock of Control Tech. Due to the recent decline of our share price, the purchase price was revised as $1.96 million payable in 19,588,875 shares of our common stock.

Disposal:

■	On September 16, 2004, Huaqing, a 51% Hartcourt owned subsidiary signed a definitive agreement to sell all of its 55% equity interest in Hangzhou Huaqing to a PRC citizen for $760,870.

■
In December 2004, our board of directors authorized the sale of the entire 51% equity interest in Beijing Challenger Group ("Challenger") due to adverse market conditions and the declining Hartcourt share price. On December 9, 2003, we signed a definitive agreement with the shareholders of Challenger to purchase 51% of Challenger for RMB 31.3 million ($3.8 million) payable in 6,824,748 restricted shares of our common stock, plus a cash investment of RMB 5 million ($610,000). On May 31, 2005, related to disposal of Beijing Challenge Group, we received 6,824,748 shares of our common stock valued at US$682,478. Those shares have been returned and canceled.

■
On March 15, 2005, we reached an agreement with the minority shareholders of GuoWei to sell the 50.5% of Hartcourt equity back to its original owners for a total consideration of $1,036,816 in a combination of cash and stock transaction where GuoWei paid cash consideration of $795,352 and returned 2,951,800 shares of Hartcourt common stock.

■	On May 31, 2005, related to disposal of Guangdong NewHuaSun Computer Co., Ltd., we received 13,769,156 shares of our common stock valued at US$1,376,916. Those shares have been returned and canceled.

Raise funds:

■
On March 29, 2005, we entered into a share purchase agreement to issue and sell 8,500,000 shares of our common stock in an offshore transaction under Regulation S of the Securities and Exchange Commission to five Chinese investors at $0.05 per share for total gross proceeds of $425,000. On March 29, 2005, we entered into a share purchase agreement to sell 17,142,857 shares of our common stock in an offshore transaction under Regulation S to Ever Growth Holdings Ltd at $0.035 per share for total gross proceeds of $600,000.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 24  SUBSEQUENT EVENTS (Continued)

Law Suit:

(1)	SECURITIES AND EXCHANGE COMMISSION V. THE HARTCOURT COMPANIES, INC., ET AL., CASE NO. CV03-3698LGB(PLAX) (C. D. CAL.)

The SEC filed a complaint for alleged securities violations by Hartcourt. The complaint alleged that Hartcourt illegally used a Form S-8 registration statement in 1999 to improperly raise capital, and that false and misleading press releases were issued by us from September 9, 1999 through November 18, 1999. The SEC complaint sought disgorgement from the Company of approximately US$821,000 in civil penalties and interest, as well as an injunction against future security law violations.  On March 11, 2005, the U.S. District Court for the Central District of California entered the Final Judgment in this case. The court found that in 1999, the Company violated Sections 5 and 17(a) of The Securities Act of 1933 and Rule 10b-5 under the Securities Exchange Act of 1934 in connection with sales of securities using a Form S-8 Registration Statement. The court issued an order directing that civil penalties be imposed against the Company in the amount of US$275,000. The court also ordered that the amount of US$819,363 from the stock sales be disgorged and that the Company be enjoined from future violations of the securities laws. The Company has fully accrued the amount in the accompanying financial statements. As of April 14, 2005, the Company has paid off the entire US$1.1 million judgment to the SEC.

(2)	JOHN A. FURUTANI VS. THE HARTCOURT COMPANIES, INC.

John A. Furutani, Hartcourt's former attorney, filed a complaint against the Company for alleged breach of contract in the amount of US$54,441 arising out of legal representation of the Company and its co-defendant Alan Phan with respect to the SEC litigation. Both parties reached an agreement to settle the dispute out of court on June 30, 2005 and filed a dismissal of the complaint on July 21, 2005. All conditions of the settlement have been satisfied.

NOTE 25  RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the year ended December 31, 2004 presentation.

NOTE 26  RESTATEMENT

Subsequent to the issuance of the Company's financial statements for the year ended December 31, 2003, the Company determined that a certain transaction and presentation in the financial statements had not been accounted for properly in the Company's financial statements.

During the year ended December 31, 2003, the Company acquired four (4) Chinese companies located and operated in China. The Company has restated its financial statements based on the fair value of the (4) companies at the acquisition date. Thus, the adjusted carrying amount of the restated items affected the 2004 issued financial statements. As a result, the Company restated the financial statements for the year ended December 31, 2004.

THE HARTCOURT COMPANIES, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

The effect of the restatement is as follows:

BALANCE SHEET
As of December 31, 2004

	AS PREVIOUSLY REPORTED	AS RESTATED
NONCURRENT ASSETS	$2,584,362	$2,335,727
TOTAL ASSETS	$19,980,843	$19,732,208
TOTAL CURRENT LIABILITIES	$12,865,083	$14,866,639
MINORITY INTEREST	$1,171,779	$193,722
TOTAL SHAREHOLDERS’ EQUITY	$5,943,981	$4,671,847
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$19,980,843	$19,732,208

INCOME STATEMENT:
For the year ended December 31, 2004:
Net loss	$(15,452,296)	$(13,373,212)
Comprehensive loss	$(15,452,296)	$(13,372,607)
Basic and diluted net loss per share	$(0.09)	$(0.08)

CASHFLOW STATEMENT:
For the year ended December 31, 2004:
Net loss	$(15,452,296)	$(13,373,212)
Adjustments to reconcile net loss to net cash used in operating activities	$14,767,085	$13,713,814
Changes in working capital	$(6,434,736)	$(7,460,549)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTCOURT COMPANIES, INC.

By:	/s/ Victor Zhou
Chief Executive Officer

By:	/s/ Yungeng Hu
Chief Financial Officer & President

Date: September 5, 2006